Exhibit 10.1

AGREEMENT AND PLAN OF REORGANIZATION

AMONG

AMHN, INC.,

SHN ACQUISITION CORP.,

SPECTRUM HEALTH NETWORK, INC.,

AND

THE SOLE SHAREHOLDER OF

SPECTRUM HEALTH NETWORK, INC.

June 11, 2010

AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (hereinafter the “Agreement”) is entered into effective as of this 11th day of June 2010, by and among AMHN, Inc., a Utah corporation (hereinafter “Parent”); SHN Acquisition Corp., a newly formed Delaware corporation and wholly owned subsidiary of Parent (hereinafter “Merger Sub”); Spectrum Health Network, Inc., a Delaware corporation (hereinafter the “Company” or “Spectrum”), and the Sole Shareholder of Spectrum listed on the signature page hereof (hereinafter the “Sole Shareholder”).

RECITALS

WHEREAS, Parent desires to acquire the Company as a wholly-owned subsidiary and to issue shares of Parent’s Common Stock (as defined below) to the shareholders of the Company upon the terms and conditions set forth herein. Merger Sub is a wholly-owned subsidiary corporation of Parent that shall be merged into the Company; whereupon the Company shall be the surviving corporation of said merger and shall become a wholly-owned subsidiary of Parent (Merger Sub and the Company are sometimes collectively hereinafter referred to as the “Constituent Corporations”).

WHEREAS, the boards of directors of each of Parent, Merger Sub and the Company deem it advisable and in the best interests of such corporations and their respective shareholders that Merger Sub merge with and into the Company pursuant to this Agreement and the Delaware Certificate of Merger (in the form attached hereto as Exhibit A) and pursuant to applicable provisions of law (such transaction hereafter referred to as the “Merger”).

WHEREAS, Merger Sub has an authorized capitalization consisting of 1,000 shares of common stock, par value $0.001 per share, of which 1,000 shares shall be issued and outstanding and owned by Parent as of the closing of the Merger.

WHEREAS, Parent has an authorized capitalization consisting of 50,000,000 shares of common stock, par value $0.10 per share (“Parent Common Stock”), of which 15,790,209 shares of Parent Common Stock shall be, as of the Effective Date ( as defined below), issued and outstanding and, except as may be set forth within the Disclosure Schedule of Parent, no shares of Parent Common Stock are reserved for issuance pursuant to options, warrants or other securities that are convertible into or exchangeable for Parent Common Stock, in each case as of the Effective Date.

WHEREAS, the Company has an authorized capitalization consisting of 1,000 shares of common stock, par value $0.001 per share (“Spectrum Common Stock”), of which 1,000 shares are issued and outstanding as of the Effective Date.

NOW THEREFORE, for the mutual consideration set out herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Plan of Reorganization. The parties to this Agreement do hereby agree that Merger Sub shall be merged with and into the Company upon the terms and conditions set forth herein and in accordance with the provisions of the Delaware General Corporation Law. It is the intention of the parties hereto that this transaction qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

2. Terms of Merger. In accordance with the provisions of this Agreement and the requirements of applicable law, Merger Sub shall be merged with and into the Company as of the Effective Date (the terms “Closing” and “Effective Date” are defined in Section 6 hereof). The Company shall be the surviving corporation (hereinafter the “Surviving Corporation”) and the separate existence of Merger Sub shall cease when the Merger shall become effective. Consummation of the Merger shall be upon the following terms and subject to the conditions set forth herein:

(a) Corporate Existence.

(i) Commencing with the Effective Date, the Surviving Corporation shall continue its corporate existence as a Delaware corporation and (i) it shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations; (ii) all debts due to either of the Constituent Corporations, on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and (iii) all rights of creditors and all liens, if any, upon any property of any of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Effective Date, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation.

(ii) At the Effective Date, (i) the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation, and the Bylaws of the Company, as existing immediately prior to the Effective Date, shall be and remain the Bylaws of the Surviving Corporation; (ii) the members of the Board of Directors of the Company holding office immediately prior to the Effective Date shall be appointed the members of the Board of Directors of the Surviving Corporation (if on or after the Effective Date a vacancy exists on the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in a manner provided by applicable law and the Bylaws of the Surviving Corporation); and (iii) until the Board of Directors of the Surviving Corporation shall otherwise determine, all persons who hold offices of the Company at the Effective Date shall be elected to hold the same offices of the Surviving Corporation.

(b) Conversion of Securities. As of the Effective Date and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the securities of any of these corporations, each of the following shall occur:

(i) Each share of Spectrum Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into 500 shares of Parent Common Stock (the “Conversion Ratio”), an aggregate of 500,000 shares. All such shares of Spectrum Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and upon the execution and delivery of assignment and transfer of stock to receive certificates of Spectrum in accordance with the provisions of Section 4 hereof, certificates evidencing such number of shares of Parent Common Stock, respectively, into which such shares of Spectrum Common Stock were converted. The holders of rights to receive shares of Spectrum Common Stock outstanding immediately prior to the Effective Date shall receive their respective shares of Parent Common Stock. All shares issued to the holders of the capital stock of the Company will be subject to certain restrictions on any sale, assignment, transfer, encumbrance or other manner of disposition as more fully set forth below;

(ii) Any shares of capital stock of Spectrum held in the treasury of the Company immediately prior to the Effective Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

(iii) Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Date shall remain in existence as one share of common stock of the Surviving Corporation, which shall be owned by Parent.

3. Delivery of Shares. Promptly after the Effective Date, Parent shall mail to the Sole Shareholder of Spectrum Common Stock at the address set forth on books of Parent, (i) a notice of the effectiveness of the Merger, and (ii) certificates representing the shares of Parent Common Stock into which the Sole Shareholder’s shares of Spectrum Common Stock were converted pursuant to the Merger (the “New Certificates”), that such holder is entitled to receive.

4. Representations of Spectrum and its Major Shareholder. Spectrum and its Sole Shareholder hereby represent and warrant as follows, which warranties and representations shall also be true as of the Closing:

(a) As of the Effective Date, one thousand (1,000) shares of Spectrum Common Stock are issued and outstanding and there are no shares of Preferred Stock authorized. The foregoing shares represent all of the shares of the Company’s capital stock that will be issued and outstanding as of the Closing.

(b) The issued and outstanding shares of Spectrum Common Stock constitute duly authorized, validly issued shares of capital stock of the Company. All issued and outstanding shares of Spectrum Common Stock are fully paid and nonassessable.

(c) The Spectrum audited financial statements for the year ended December 31, 2009 and its unaudited and reviewed financial statements for the quarter ended March 31, 2010, which have been made available to Parent (hereinafter referred to as the “Spectrum Financial Statements”), fairly present the financial condition of the Company as of the date thereof and the results of its operations for the period covered. Other than as set forth in any schedule or Exhibit attached hereto, and except as may otherwise be set forth or referenced herein, there are no material liabilities or obligations, either fixed or contingent, not disclosed or referenced in the Company Financial Statements or in any exhibit thereto or notes thereto other than contracts or obligations occurring in the ordinary course of business since March 31, 2010; and no such contracts or obligations occurring in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of Spectrum as reflected in the Company Financial Statements. Spectrum has or will have at the Closing, good title to all assets shown on the Spectrum Financial Statements, subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record. The Spectrum Financial Statements have been prepared in accordance with generally accepted accounting principles (except as may be indicated therein or in the notes thereto.)

(d) Except as set forth in Schedule 4(d), since March 31, 2010, there have not been any material adverse changes in the financial position of Spectrum except changes arising in the ordinary course of business, which changes will not materially and adversely affect the financial position of Spectrum.

(e) Spectrum is not a party to any material pending litigation or, to the knowledge (herein, “Knowledge”), of its executive officers, and its Sole Shareholder, any governmental investigation or proceeding, not reflected in the Spectrum Financial Statements, and, to its and their Knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against the Company.

(f) Spectrum is in good standing in the State of Delaware, and is in good standing and duly qualified to do business in California and each other state where Spectrum is required to be so qualified except where the failure to so qualify would have no material negative impact on Spectrum.

(g) Spectrum has, or by the Closing will have, filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed in the ordinary course of business and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing, except where the failure to do so would not have a material adverse effect on Spectrum.

(h) Spectrum has not materially breached any material agreement to which it is a party. Spectrum has made available to Parent copies of or access to all material contracts, commitments and/or agreements to which the Company is a party, including all contracts covering relationships or dealings with related parties or affiliates.

(i) Spectrum has no subsidiary corporations.

(j) Spectrum has made its corporate financial records, minute books, and other corporate documents and records available for review to present management of Parent prior to the Closing, during reasonable business hours and on reasonable notice.

(k) Spectrum has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will prior to the Closing be duly authorized by the Board of Directors of Spectrum and by the Major Shareholder of Spectrum. The execution of this Agreement does not materially violate or breach any material agreement or contract to which Spectrum is a party, and Spectrum, to the extent required, has (or will have by Closing) obtained all necessary approvals or consents required by any agreement to which Spectrum is a party. The execution and performance of this Agreement will not violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Spectrum.

(l) Information regarding Spectrum which has been delivered by Spectrum to Parent for use in connection with the Merger, is true and accurate in all material respects.

5. Representations of Parent, Merger Sub. Parent and Merger Sub hereby jointly and severally represent and warrant subject to the Disclosure Schedules of Parent as follows, each of which representations and warranties shall also be true as of the Closing:

(a) As of the Closing, the shares of Parent Common Stock to be issued and delivered to Spectrum shareholders hereunder and in connection herewith will, when so issued and delivered, constitute duly authorized, validly and legally issued, fully-paid, nonassessable shares of Parent Common Stock, will not be issued in violation of any preemptive or similar rights and will be issued free and clear of all liens and encumbrances.

(b) Parent and Merger Sub each have the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized by the respective Boards of Directors of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub, and (ii) do not need to be approved or authorized by the stockholders of Parent. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency or other laws affecting creditor’s rights generally or by legal principles of general applicability governing the availability of equitable remedies. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Parent, Merger Sub is a party or to which it is otherwise subject and will not violate any judgment, decree, order, writ, law, rule, statute, or regulation applicable to Parent, Merger Sub, or their respective properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Articles of Incorporation or Certificate of Incorporation or by-laws of either Parent or Merger Sub.

(c) Parent has delivered to Spectrum a true and complete copy of its audited financial statements for the fiscal years ended December 31, 2009 and 2008 and the unaudited financial statements for the three months ended March 31, 2010 (the “Parent Financial Statements”). The Parent Financial Statements are complete, accurate and fairly present the financial condition of Parent as of the dates thereof and the results of its operations for the periods then ended. Except as may be set forth in the Disclosure Schedules of Parent, there are no material liabilities or obligations either fixed or contingent not reflected therein. The Parent Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Parent as of the dates thereof and the results of its operations and changes in financial position for the periods then ended. Merger Sub has no financial statements because it was recently formed solely for the purpose of effectuating the Merger and it has been, is and will remain inactive except for purposes of the Merger, and it has no assets, liabilities, contracts or obligations of any kind other than as incurred in the ordinary course of business in connection with its incorporation in Delaware. Parent has one subsidiary (other than Merger Sub) and does not have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business. Merger Sub has no subsidiaries or affiliates (other than Parent) and does not have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business.

(d) Since March 31, 2010, there have not been any material adverse changes in the financial condition of Parent. At the Closing, neither Parent nor Merger Sub shall have any material assets other than those reflected in the Parent Financial Statements. At Closing, Parent shall have entered into agreements effective as of the Effective Time to assume the assets and liabilities of Spectrum which at March 31, 2010 totaled $232,778 and $386,032 respectively.

(e) Neither Parent nor Merger Sub is a party to, or the subject of, any pending litigation, claims, or governmental investigation or proceeding not reflected in the Parent Financial Statements, and to the Knowledge of the Parent Chief Executive Officer, Parent and Merger Sub, there are no lawsuits, claims, assessments, investigations, or similar matters, threatened or contemplated against or affecting Merger Sub, Parent, or the management or properties of Parent or Merger Sub.

(f) Parent and Merger Sub are each duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation; each has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified to do business and in good standing to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact. Neither corporation is required to be qualified to do business in any state other than the State of Delaware as to Merger Sub and Utah as to Parent.

(g) Parent and Merger Sub have each filed all federal, state, county and local income, excise, property and other tax, governmental and/or other returns, forms, filings, or reports, which are due or required to be filed by it prior to the date hereof or have obtained valid extensions therefor and have paid or made adequate provision in the Parent Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns, filings or reports or pursuant to any assessments received. Neither Parent nor Merger Sub is delinquent or obligated for any tax, penalty, interest, delinquency or charge and there are no tax liens or encumbrances applicable to either corporation.

(h) At the Effective Date (without giving effect to the issuance of Parent Common Stock pursuant to the Merger), Parent’s authorized capital stock will consist of 50,000,000 shares of Parent Common Stock, of which 15,790,209 shares of Parent Common Stock will be issued and outstanding. Merger Sub’s capitalization consists solely of 1,000 authorized shares of common stock, par value $0.001 per share, of which 1,000 shares are outstanding, all of which are owned by Parent, free and clear of all liens, claims and encumbrances. All outstanding shares of capital stock of Parent and Merger Sub are, and shall be at Closing, validly issued, fully paid and nonassessable. Except as may be set forth in the Disclosure Schedule of Parent, there are no existing options, convertible or exchangeable securities, calls, claims, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of either Parent or Merger Sub. There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which Parent or Merger Sub is a party or by which Parent or Merger Sub is bound with respect to the voting of any capital stock of Parent or Merger Sub. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any capital stock of Parent or Merger Sub. There are no outstanding obligations to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or Merger Sub.

(i) Parent and Merger Sub have (and at the Closing they will have) disclosed in writing to the Company all events, conditions and facts materially affecting the business, financial conditions (including any liabilities, contingent or otherwise) or results of operations of either Parent or Merger Sub.

(j) The financial records, minute books, and other documents and records of Parent and Merger Sub have been made available to the Company prior to the Closing.

(k) Neither Parent nor Merger Sub has breached, nor is there any pending, or to the Knowledge of the Parent Chief Executive Officer, any existing or threatened claim that Parent or Merger Sub has breached, any of the terms or conditions of any agreements, contracts, commitments or other documents to which it is a party or by which it is, or its properties are bound. The execution and performance of this Agreement will not violate any provisions of applicable law or any agreement to which Parent or Merger Sub is subject. Each of Parent and Merger Sub hereby represent and warrant that it is not a party to any material contract or commitment that has not been disclosed to the Company in writing, and unless otherwise indicated herein, or indicated within the Parent Financial Statements and footnotes provided to Spectrum herein (which are incorporated by reference), each of Parent and Merger Sub hereby represents and warrants that there are no currently existing agreements with any affiliates, related or controlling persons or entities of Parent, Merger Sub or the Parent Chief Executive Officer.

(l) Parent has to its Knowledge complied with all material provisions relating to the issuance of securities, and for the registration thereof, under the Securities Act of 1933, as amended (the “Securities Act”), other applicable securities laws, and all applicable blue sky laws in connection with any and all of its stock issuances. There are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto involving federal and state securities laws. All issued and outstanding shares of Parent’s capital stock were to the Knowledge of Parent offered and sold in compliance with federal and state securities laws and were not offered, sold or issued in violation of any preemptive right, right of first refusal or right of first offer and are not subject to any right of rescission.

(m) All information regarding Parent which has been provided to the Company by Parent or set forth in any document or other communication, disseminated to any former, existing or potential shareholders of Parent or to the public or filed with the Financial Industry Regulatory Authority (“FINRA”) or the Securities and Exchange Commission (the “Commission”) or any state securities regulators or authorities is to the Knowledge of Parent true, complete, accurate in all material respects, not misleading, and was and is in full compliance with all securities laws and regulations.

(n) Parent is and has been in compliance with, and Parent has conducted any business previously owned or operated by it in compliance with, all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable securities laws and regulations and environmental laws and regulations, except where such noncompliance has and will have, in the aggregate, no material adverse effect. Parent has not received notice of any noncompliance with the foregoing, nor does it or Parent Chief Executive Officer have Knowledge of any claims or threatened claims in connection therewith. Parent to its Knowledge has never conducted any operations or engaged in any business transactions whatsoever other than as set forth in the reports Parent has previously filed with the Commission.

(o) Without limiting the foregoing, (i) Parent and any other person or entity for whose conduct Parent is legally held responsible are and have been in material compliance with all applicable federal, state, regional, and local laws, statutes, ordinances, judgments, rulings and regulations relating to any matters of pollution, protection of the environment, health or safety, or environmental regulation or control, and (ii) neither Parent nor any other person for whose conduct Parent is legally held responsible has manufactured, generated, treated, stored, handled, processed, released, transported or disposed of any hazardous substance on, under, from or at any of Parent’s properties or in connection with Parent’s operations since the period that current management and directors of Parent have commenced their tenure.

(p) Parent to its Knowledge has timely filed all required documents, reports and schedules with the Commission, FINRA and any applicable state or regional securities regulators or authorities (collectively, the “Parent SEC Documents”) except where the failure to so timely file is not or has not been material to the operations of parent taken as a whole. As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act, FINRA rules and regulations and state and regional securities laws and regulations, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including, in each case, any notes thereto) of Parent included in the Parent SEC Documents complied as to form and substance in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles (except as may be indicated therein or in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the financial position of Parent as of the respective dates thereof and the results of its operations and its cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

(q) Except as and to the extent specifically disclosed in this Agreement and as may be specifically disclosed or reserved against as to amount in the latest balance sheet contained in the Parent Financial Statements, there is no basis for any assertion against Parent of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, known or unknown, including, without limitation, any liability for taxes (including e-commerce sales or other taxes), interest, penalties and other charges payable with respect thereto. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (whether severance pay, unemployment compensation or otherwise) becoming due from Parent to any person or entity, including without limitation any employee, director, officer or affiliate or former employee, director, officer or affiliate of Parent, (b) increase any benefits otherwise payable to any person or entity, including without limitation any employee, director, officer or affiliate or former employee, director, officer or affiliate of Parent, or (c) result in the acceleration of the time of payment or vesting of any such benefits.

(r) No aspect of Parent’s past or present business, operations or assets is of such a character as would restrict or otherwise hinder or impair Parent from carrying on the business of Parent as it is presently being conducted by Parent.

(s) Other than as outlined in the Parent SEC Documents, Parent has no material contracts, commitments, arrangements, or understandings relating to its business, operations, financial condition, and prospects or otherwise. For purposes of this Section 5, “material” means payment or performance of a contract, commitment, arrangement or understanding which is expected to involve payments in excess of $10,000.

(t) Other than this Agreement and the transactions contemplated hereby, and as outlined in the Parent SEC Documents, there are no outstanding contracts, commitments or bids, or services, development, sales or other proposals of either Parent or Merger Sub.

(u) Other than as outlined in the Parent SEC Documents, there are no outstanding lease commitments that cannot be terminated without penalty upon 30-days notice, or any purchase commitments, in each case of either Parent or Merger Sub.

(v) No representation or warranty by Parent or Merger Sub contained in this Agreement and no statement contained in any certificate, schedule or other communication furnished pursuant to or in connection with the provisions hereof contains or shall contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. Other than as outlined in the Parent SEC Documents, there is no current or prior event or condition of any kind or character pertaining to Parent that may reasonably be expected to have a material adverse effect on Parent or its subsidiaries. Except as specifically indicated elsewhere in this Agreement, all documents delivered by Parent in connection herewith have been and will be complete originals, or exact copies thereof.

(w) Assuming all corporate consents and approvals have been obtained and assuming the appropriate filings and mailings are made by Parent under the Securities Act, the Exchange Act, with the FINRA, and with the Secretary of State of Delaware, the execution and delivery by Parent of this Agreement and the closing documents and the consummation by Parent of the transactions contemplated hereby do not and will not (i) require the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority (except for such consents, approvals, actions, filing or notices the failure of which to make or obtain will not in the aggregate have a material adverse effect); or (ii) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to Parent, or its business or assets. Other than as outlined in the Parent SEC Documents, Parent is not subject to, or a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other material restriction of any kind or character which would prevent, hinder, restrict or impair the continued operation of the business of Parent (or to the Knowledge of Parent, the continued operation of the business of Spectrum) after the Closing.

(x) The directors of the Parent are Robert Cambridge, Charles Richardson, Andrew Golden, and Kimberly Sarubbi. The sole officer and director of the Merger Sub is Robert Cambridge. The Parent currently has four employees and the Merger Sub has no employees. Except for these employees, neither Parent nor Merger Sub currently has any other employees, consultants or independent contractors other than its attorneys and accountants, and there are no labor disputes, grievances or requests for arbitration. Parent has no pension, retirement, savings, profit sharing, stock-based, incentive compensation or other similar employee benefit plan.

(y) Except as filed as exhibits to the Parent SEC Documents, Parent has no “material contracts” (as defined in Item 601(b)(10) of Regulation S-K of the Commission) to which it is a party. Parent is not a party to or bound by any contract which would prohibit or materially delay the consummation of the transactions contemplated by this Agreement. All of the Parent’s “material contracts” are in good standing, valid and effective in accordance with their respective terms, and neither Parent nor any other party to a “material contract” of Parent has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of, any such material contract.

(z) Except as set forth in (i) the Parent’s SEC Documents, there are no liabilities (including, but not limited to, tax liabilities) or claims against Parent (whether such liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured), and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or claim.

(aa) Parent is in compliance with the requirements of the Sarbanes-Oxley Act of 2002 applicable to it as of the date of this Agreement. Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Parent has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Parent and designed such disclosures controls and procedures so that material information relating to Parent is made known to the certifying officers by others within Parent, particularly during the period in which Parent’s Form 10-K or 10-Q, as the case may be, is being prepared. Parent’s certifying officers have evaluated the effectiveness of Parent’s controls and procedures as of the date of its most recently filed periodic report (such date, the “Evaluation Date”). Since the Evaluation Date, there have been no significant changes in Parent’s internal control over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) or in other factors that could significantly affect Parent’s internal control over financial reporting. Parent’s auditors, at all relevant times, have been duly registered in good standing with the Public Accounting Oversight Board.

(bb) There are no legal, administrative, arbitral or other proceedings, claims, suits, actions or governmental investigations of any nature pending, or to Parent’s knowledge threatened, directly or indirectly involving Parent or its officers, directors or affiliates, including, but not limited to any stockholder claims or derivative actions, or challenging the validity or propriety of the transactions contemplated by this Agreement. Parent is not subject to any order, judgment, injunction, rule or decree of any Governmental Authority or arbitrator.

(cc) Parent has all Permits required to own, lease and operate its properties and to carry on its business as currently conducted. Parent: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Parent under), nor has Parent received notice of a claim that it is in default under or that it is in violation of, any indenture, mortgage, deed of trust or other agreement, instrument or contract to which Parent is a party or by which it or any of its assets or properties are bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, (iii) is not and has not been in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any Governmental Authority having jurisdiction over Parent or any of its business or properties, including federal and state securities laws and regulations and (iv) is not in violation of any of its Permits.

(dd) No sale of Parent’s securities or Parent’s use of the proceeds from such sale has violated the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, Parent (i) is not a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) and (ii) does not engage in any dealings or transactions, or be otherwise associated, with any such person. Parent is in compliance with the USA Patriot Act of 2001.

(ee) There are no disagreements of any kind presently existing, or reasonably anticipated by Parent to arise, between the accountants and lawyers formerly or presently employed by Parent and Parent is current with respect to any fees owed to its accountants and lawyers.

(ff) Parent has complied with all applicable environmental laws. There is no pending or threatened civil or criminal litigation, written notice of violation, formal administrative proceeding or investigation, inquiry or information request by any Governmental Authority or other entity relating to any environmental law involving Parent.

(gg) The Parent Common Stock is listed on the Over-The-Counter Bulletin Board (the “OTCBB”) and Parent has and continues to satisfy all of the requirements of the OTCBB for such listing and for the trading of Parent Common Stock thereunder.

(hh) Parent confirms that neither it nor any other Person acting on its behalf has provided Spectrum or its agents or counsel with any information that constitutes or might constitute material, nonpublic information concerning Parent. Parent understands and confirms that Spectrum will rely on the foregoing representations in effecting transactions in securities of Parent. All disclosure provided to Spectrum regarding Parent, its business and the transactions contemplated hereby furnished by or on behalf of Parent with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not misleading. Parent acknowledges and agrees that Spectrum has not made, nor is Spectrum making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

6. Closing. The transactions contemplated by this Agreement shall be consummated (the “Closing”) at the offices of Parent, 100 North First Street, Suite 104, Burbank, California 91502 (or remotely via the exchange of documents and signatures) as promptly as practicable, but in no event more than five (5) business days, following the satisfaction or waiver of all conditions to Closing set forth in Sections 8, 9 and 10. The “Effective Date” of the Merger shall be that date and time specified in the Certificate of Merger as the date on which the Merger shall become effective.

7. Actions Prior to Closing.

(a) Prior to the Closing, Spectrum on the one hand, and Parent and Merger Sub on the other hand, shall be entitled to make such investigations of the assets, properties, business and operations of the other party, and to examine the books, records, tax returns, financial statements and other materials of the other party as such investigating party deems necessary in connection with this Agreement and the transactions contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and the parties hereto shall cooperate fully therein. Until the Closing, and if the Closing shall not occur, thereafter, each party shall keep confidential and shall not use in any manner inconsistent with the transactions contemplated by this Agreement, and shall not disclose, nor use for their own benefit, any information or documents obtained from the other party concerning the assets, properties, business and operations of such party, unless such information (i) is readily ascertainable from public or published information, (ii) is received from a third party not under any obligation to keep such information confidential, or (iii) is required to be disclosed by any law or order (in which case the disclosing party shall promptly provide notice thereof to the other party in order to enable the other party to seek a protective order or to otherwise prevent such disclosure). If this transaction is not consummated for any reason, each party shall return to the other all such confidential information, including notes and compilations thereof, promptly after the date of such termination. The representations and warranties contained in this Agreement shall not be affected or deemed waived by reason of the fact that either party hereto discovered or should have discovered any representation or warranty is or might be inaccurate in any respect.

(b) Prior to the Closing, Spectrum, Parent, Merger Sub, and their respective officers, directors, agents agree not to issue any statement or communications to the public or the press regarding the transactions contemplated by this Agreement without the prior written consent of the other parties. In the event that Parent is required under federal securities law to either (i) file any document with the Commission that discloses this Agreement or the transactions contemplated hereby, or (ii) to make a public announcement regarding this Agreement or the transactions contemplated hereby, Parent shall provide Spectrum with a copy of the proposed disclosure no less than 48 hours before such disclosure is made and, unless otherwise advised by counsel, shall endeavor to incorporate into such disclosure the substance of any reasonable comments or changes that Spectrum may request.

(c) Prior to the Closing, except as contemplated by this Agreement, there shall be no stock dividend, stock split, recapitalization, or exchange of shares with respect to or rights, options or warrants issued in respect of Parent Common Stock after the date hereof and there shall be no dividends or other distributions paid on Parent Common Stock after the date hereof, in each case through and including the Closing. Parent and Merger Sub shall conduct no business, prior to the Closing, other than in the ordinary course of business or as may be necessary in order to consummate the transactions contemplated hereby. Prior to the Closing, Parent and Merger Sub shall not take any action or enter into any agreement to issue or sell any shares of capital stock of Parent or Merger Sub or any securities convertible into or exchangeable for any shares of capital stock of Parent or Merger Sub or to repurchase, redeem or otherwise acquire any of the issued and outstanding capital stock of Parent or Merger Sub without the prior written consent of Spectrum.

(d) Prior to the Closing, Parent and Merger Sub shall conduct their business only in the usual and ordinary course and the character of such business shall not be changed nor shall any different business be undertaken. Prior to the Closing, except as contemplated hereby, Parent and Merger Sub shall not incur any liabilities or obligations without the prior written consent of the Company.

(e) Prior to the Closing, Parent will timely file all required Parent SEC Documents and comply in all material respects with the requirements of the Securities Act, the Exchange Act, FINRA rules and regulations and state and regional securities laws and regulations.

8. Conditions Precedent to the Obligations of Spectrum. All obligations of Spectrum under this Agreement are subject to the fulfillment, prior to or as of the Closing, of each of the following conditions:

(a) The representations and warranties by or on behalf of Parent, Merger Sub and each Officer contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith shall be true and correct in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

(b) Parent and Merger Sub shall have performed and complied with all covenants, agreements, and conditions set forth or otherwise contemplated in, and shall have executed and delivered all documents required by, this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

(c) The directors of Parent and the directors and sole stockholder of Merger Sub shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(d) On or before the Closing Date, Parent and Merger Sub shall have delivered to the Company certified copies of resolutions of the stockholders and the directors of Merger Sub and Parent approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable Parent and Merger Sub to comply with the terms of this Agreement and all matters outlined or contemplated herein.

(e) The Merger shall be permitted by applicable state law and otherwise and Parent shall have sufficient shares of its capital stock authorized to complete the Merger and the transactions contemplated hereby.

(f) At the Closing, all instruments and documents delivered by Parent or Merger Sub, including to the Company Shareholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for Spectrum.

(g) The shares of Parent Common Stock to be issued to Spectrum Shareholders at Closing will be validly issued, nonassessable and fully paid under Utah corporation law.

(h) Spectrum shall have received all necessary and required approvals and consents from required parties and from its stockholders.

(i) Spectrum shall have completed a due diligence review of Parent to Spectrum’s reasonable satisfaction.

(j) All outstanding rights to acquire the capital stock of the Parent shall have been exercised in full, and there shall be no outstanding rights to acquire any shares of the capital stock of the Parent, including, without limitation, through payment of the exercise price, conversion of any convertible securities or repayment of indebtedness.

(k) At the Closing, Parent and Merger Sub shall have delivered to Spectrum an affidavit of its Chief Executive Officer dated as of the Closing to the effect that:

(i) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(ii) This Agreement has been duly authorized, executed and delivered by Parent and Merger Sub and is a valid and binding obligation of Parent and Merger Sub enforceable in accordance with its terms;

(iii) Parent and Merger Sub each through its Board of Directors and stockholders have taken all corporate action necessary for performance under this Agreement;

(iv) and Parent and Merger Sub each has the corporate power to execute, deliver and perform under this Agreement.

(l) Compliance with applicable securities laws in connection with the proposed issuance of Parent Common Stock in the Merger, including compliance activities related to a Form 8-K filing in conjunction with the Merger.

(m) Receipt of all necessary governmental and third party consents.

9. Conditions Precedent to the Obligations of Parent and Merger Sub. All obligations of Parent and Merger Sub under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

(a) The representations and warranties by Spectrum contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true and correct in all material respects at and as of the Closing as though such representations and warranties were made at and as of such times.

(b) Spectrum shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

(c) The directors and the Sole Shareholder of Spectrum shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(d) Spectrum shall have delivered an affidavit of its Chief Executive Officer to the effect that:

(i) Spectrum is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation;

(ii) This Agreement has been duly authorized, executed and delivered by Spectrum and its Sole Shareholder and is a valid and binding obligation of Spectrum and its Sole Shareholder enforceable in accordance with its terms;

(iii) The Board of Directors and Sole Shareholder of Spectrum have taken all corporate action necessary for performance under this Agreement; and

(iv) Spectrum has the corporate power to execute, deliver and perform under this Agreement.

(v) All of the shares of Spectrum capital stock that are currently issued and outstanding are validly issued, fully paid and nonassessable.

(e) Spectrum shall have delivered verified assurances in form and substance acceptable to Parent and Merger Sub that at Closing Spectrum has at least 126 live office locations and confirmation or commitments for at least an additional 24 locations for carriage of Spectrum content.

10. Survival and Indemnification. All representations, warranties, covenants and agreements contained in this Agreement, or in any schedule, certificate, document or statement delivered pursuant hereto, shall survive (and not be affected in any respect by) the Closing, any investigation conducted by any party hereto and any information which any party may receive. Notwithstanding the foregoing, the representations and warranties contained in or made pursuant to this Agreement shall terminate on, and no claim or action with respect thereto may be brought, after the first anniversary of the Effective Date. The representations and warranties which terminate on the first anniversary of the Effective Date, and the liability of any party with respect thereto pursuant to this Section 10, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which the appropriate party has been given written notice setting forth the facts upon which the claim for indemnification is based prior to the first anniversary of the Effective Date, as the case may be. Notwithstanding the foregoing, claims as to fraud and intentional misrepresentations shall survive until the expiration of the applicable statue of limitations.

(a) The parties shall indemnify each other as set forth below:

(b) Subject to the provisions of this Section 10, each of the Chief Executive Officer, Parent and Merger Sub (individually and collectively, the “Parent Group”) shall jointly and severally indemnify and hold harmless Spectrum and Spectrum’s past, present and future officers, directors, stockholders, employees, attorneys, and agents (and after the Closing, the Chief Executive Officer shall also indemnify Parent) (collectively, “Spectrum Indemnified Parties”) from and against any Losses (as defined below) including, without limitation, any reasonable legal expenses to the extent arising from, relating to or otherwise in respect of (i) any inaccuracy or breach of any representation or warranty of the Parent Group contained in Sections 5 or 13 of this Agreement (as of the date hereof, or as of the Closing) or of any representation, warranty or statement made in any schedule, certificate, document or instrument delivered by the Parent Group or any officer or any of them at or in connection with the Closing, in each case without giving effect to any materiality qualification (including qualifications indicating accuracy in all material respects), or (ii) the breach by the Parent Group, of or failure by the Parent Group to perform any of its covenants or agreements contained in this Agreement; provided, however, that (A) no member of the Parent Group shall be responsible for any Losses with respect to the matters referred to in clauses (i) or (ii) of this Section 10(a), until the cumulative aggregate amount of all such Losses exceeds $10,000, in which event the Parent Group shall then be liable for all such cumulative aggregate Losses, including the first $10,000. Each member of the Parent Group specifically acknowledges and agrees that any member of Spectrum Indemnified Party may proceed against any member of the Parent Group under this Section 10 without contemporaneously, or at any time, proceeding against any other member of the Parent Group. As used herein, “Losses” shall mean any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, payments, liabilities or obligations (including those arising out of any action, such as any settlement or compromise thereof or judgment or award therein) and any fees, costs and expenses related thereto, and the term “legal expenses” shall mean the fees, costs and expenses of any kind incurred by any party indemnified herein and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim.

(c) Subject to the provisions of this Section 10, Spectrum and the Sole Shareholder, jointly and severally, shall indemnify and hold harmless each member of the Parent Group (collectively, the “Parent Group Indemnified Parties”) from and against any Losses (including, without limitation, any reasonable legal expenses) to the extent arising from, relating to or otherwise in respect of (i) the inaccuracy or breach of any representation or warranty of Spectrum contained in Sections 4 or 13 of this Agreement (as of the date hereof, or as of the Closing) or of any representation, warranty or statement made in any schedule, certificate document or instrument delivered by the Company or an officer of Spectrum at or in connection with the Closing, in each case without giving effect to any materiality qualification (including qualifications indicating accuracy in all material respects), or (ii) the breach by Spectrum of or failure by Spectrum to perform any of its covenants or agreements contained in this Agreement; provided, however, that Spectrum shall not be responsible for any Losses with respect to the matters until the cumulative aggregate amount of such Losses exceeds $10,000, in which event Spectrum shall then be liable for all such cumulative aggregate Losses, including the first $10,000.

(d) (i) If the claim involves a third party claim (a “Third Party Claim”), then the Indemnifying Party shall have the right, at its sole cost, expense and ultimate liability regardless of the outcome, and through counsel of its choice (which counsel shall be reasonably satisfactory to the Indemnified Party), to litigate, defend, settle or otherwise attempt to resolve such Third Party Claim; provided, however, that if in the Indemnified Party’s reasonable judgment a conflict of interest may exist between the Indemnified Party and the Indemnifying Party with respect to such Third Party Claim, then the Indemnified Party shall be entitled to select counsel of its own choosing, reasonably satisfactory to the Indemnifying Party, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such counsel.

(ii) Notwithstanding the preceding paragraph, if in the Indemnified Party’s reasonable judgment no such conflict exists, the Indemnified Party may, but will not be obligated to, participate at its own expense in a defense of such

Third Party Claim by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless (A) in the case where only money damages are sought, the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter or (B) in the case where equitable relief is sought, the Indemnified Party elects to participate in and jointly control the defense thereof.

(iii) Whenever the Indemnifying Party controls the defense of a Third Party Claim, the Indemnifying Party may only settle or compromise the matter subject to indemnification without the consent of the Indemnified Party if such settlement includes a complete release of all Indemnified Parties as to the matters in dispute and relates solely to money damages. The Indemnified Party will not unreasonably withhold consent to any settlement or compromise that requires its consent.

(iv) In the event the Indemnifying Party fails to timely defend, contest, or otherwise protect the Indemnified Party against any such claim or suit, the Indemnified Party may, but will not be obligated to, defend, contest, or otherwise protect against the same, and make any compromise or settlement thereof, and in such event, or in the case where the Indemnified Party jointly controls such claim or suit, the Indemnified Party shall be entitled to recover its costs thereof from the Indemnifying Party, including attorneys’ fees, disbursements and all amounts paid as a result of such claim or suit or the compromise or settlement thereof.

(v) The Indemnified Party shall cooperate and provide such assistance as the Indemnifying Party may reasonably request in connection with the defense of the matter subject to indemnification and in connection with recovering from any third parties amounts that the Indemnifying Party may pay or be required to pay by way of indemnification hereunder.

(e) The amount of Losses for which indemnification is provided hereunder shall be computed without regard to any insurance recovery related to such losses.

11. Nature of Representations. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and the other documents delivered at the Closing and not upon any representation warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

12. Documents at Closing. At the Closing, the following documents shall be delivered:

(a) Spectrum will deliver, or will cause to be delivered, to Parent the following:

(i) a certificate executed by the President of Spectrum to the effect that all representations and warranties made by Spectrum under this Agreement are true and correct as of the Closing, the same as though originally given to Parent or Merger Sub on said date;

(ii) a certificate from the State of Delaware dated within five business days of the Closing to the effect that Spectrum is in good standing under the laws of Delaware;

(iii) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

(iv) executed copy of the Certificate of Merger for filing in Delaware;

(v) copies of resolutions adopted by the directors and Major Shareholder of Spectrum authorizing the Merger;

(vi) all other items, the delivery of which is a condition precedent to the obligations of Parent and Merger Sub, as set forth herein; and

(b) Parent and Merger Sub will deliver or cause to be delivered to Spectrum:

(i) stock certificates representing those securities of Parent to be issued as a part of the Merger as described in Section 2 hereof;

(ii) a certificate of the President of Parent and Merger Sub, respectively, to the effect that all representations and warranties of Parent and Merger Sub made under this Agreement are true and correct as of the Closing, the same as though originally given to the Company on said date;

(iii) copies of resolutions adopted by the stockholders and the Board of Directors of Merger Sub and the Board of Directors of Parent authorizing the Merger and all related matters;

(iv) certificates from the jurisdiction of incorporation of Parent and Merger Sub dated within five business days of the Closing Date that each of said corporations is in good standing under the laws of said state;

(v) executed copy of the Certificate of Merger for filing in Delaware;

(vi) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

(vii) all other items, the delivery of which is a condition precedent to the obligations of Spectrum, as set forth in Section 9 hereof.

13. Finder’s Fees. Parent and Merger Sub, jointly and severally, represent and warrant to Spectrum, and Spectrum and its Sole Shareholder, jointly and severally, represents and warrants to each of the Parent and Merger Sub, that none of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any “broker” or “finder” or similar person in connection with this Agreement or any of the transactions contemplated hereby.

14. Post-Closing Covenants.

(a) Financial Statements. After the Closing, Parent shall timely file a current report on Form 8-K to report the Merger. In addition, for a period of 12 months following the Closing, Parent shall use its commercially reasonable efforts to timely file all reports and other documents required to be filed by Parent under the Securities Exchange Act of 1934.

(b) Standard and Poor’s. Parent shall use its commercially reasonable efforts to maintain its listing with Standard and Poor’s Information Service.

(c) Confidentiality. Each Chief Executive Officer hereby agrees that, after the Closing, he shall not publicly disclose any confidential information of either Parent, Merger Sub or Spectrum, and that he or she shall not make any public statement or announcement regarding the Merger or the business, financial condition, prospects or operations of Parent or Spectrum, without the prior written consent of Spectrum (or, after the Effective Date, Parent).

15. Miscellaneous.

(a) Further Assurances. At any time, and from time to time, after the Effective Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

(b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party (in its sole discretion) to whom such compliance is owed.

(c) Termination. This Agreement and all obligations hereunder (other than those under Section 15(l)) may be terminated (i) after June 30, 2010 at the discretion of either party if the Closing has not occurred by June 15, 2010 (unless the Closing date is extended with the consent of both Spectrum and Parent) for any reason other than the default hereunder by the terminating party, (ii) at any time by the non-breaching party if any of the representations and warranties or other agreements made herein by the other party have been materially breached, or (iii) by mutual written consent of Parent and Spectrum.

(d) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

(e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the last known address of the noticed party.

(f) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

(i) Entire Agreement. This Agreement and the attached Exhibits, including the Certificate of Merger, which is attached hereto as Exhibit A, is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

(j) Time. Time is of the essence.

(k) Severability. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

(l) Responsibility and Costs. Whether the Merger is consummated or not, all fees, expenses and out-of-pocket costs, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses, unless the failure to consummate the Merger constitutes a breach of the terms hereof, in which event the breaching party shall be responsible for all costs of all parties hereto. The indemnification provisions of Section 10 shall not apply in the event of the termination of this Agreement prior to the Closing as a result of a breach hereof by either party.

(m) Inapplicability of Indemnification Provisions. The provisions contained in Parent’s Articles of Incorporation and/or Bylaws for indemnifying its officers and directors shall not apply to the representations and warranties made herein by each Chief Executive Officer or the officers of Parent.

(n) Applicable Law. This Agreement shall be construed and governed by the internal laws of the State of Delaware.

(o) Jurisdiction and Venue. Each party hereto irrevocably consents to the jurisdiction and venue of the state or federal courts located in Los Angeles County, State of California, in connection with any action, suit, proceeding or claim to enforce the provisions of this Agreement, to recover damages for breach of or default under this Agreement, or otherwise arising under or by reason of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

AMHN, INC.

By:	/s/ Robert Cambridge
Robert Cambridge
Chief Executive Officer

SHN ACQUISITION CORP.

By:	/s/ Robert Cambridge
Robert Cambridge
Chief Executive Officer

SPECTRUM HEALTH NETWORK, INC.

By:	/s/ Larry Newman
Larry Newman
President

SOLE SHAREHOLDER OF SPECTRUM HEALTH NETWORK, INC.:

GORDON COMMUNICATIONS, INC.

By:	/s/ Barbra Waldare
Barbra Waldare
President